As filed with the Securities and Exchange Commission on May 13, 2004.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OFFSHORE LOGISTICS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	72-0679819
(State of other jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

224 Rue de Jean

P.O. Box 5-C

Lafayette, Louisiana 70505

(Address, including zip code, of registrant’s principal executive offices)

OFFSHORE LOGISTICS, INC.

2003 NONQUALIFIED STOCK OPTION

PLAN FOR NONEMPLOYEE DIRECTORS

(Full title of the plan)

George M. Small

President and Chief Executive Officer

Offshore Logistics, Inc.

224 Rue de Jean

P.O. Box 5-C

Lafayette, Louisiana 70508

(337) 233-1221

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

With a Copy to:

Paul M. Haygood

Correro Fishman Haygood Phelps Walmsley & Casteix, L.L.P.

201 St. Charles Avenue, 46th Floor

New Orleans, Louisiana 70170

(504) 586-5252

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)			Proposed Maximum Aggregate Offering Price (2)		Amount of Registration Fee (5)

Common Stock, $.01 par value	45,000 shares 205,000 shares	$ $	19.76 22.32	(3) (4)	$ $	889,200 4,575,600	$ $	112.66 579.73
Total								$692.39

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the Registration Statement also includes an indeterminable number of additional shares that may become issuable pursuant to the antidilution adjustment provisions of the Plan.
(2)	Computed in accordance with Rule 457 of the Securities Act, and estimated solely for the purpose of calculating the registration fee.
(3)	Based on the price at which outstanding options may be exercised.
(4)	In accordance with Rule 457, calculated based upon the maximum number of shares remaining issuable under the Plan and the average of the high and low sale prices of the Common Stock as reported by the New York Stock Exchange on May 7, 2004, which were $22.70 and $21.93, respectively.
(5)	The amount of the registration fee was calculated pursuant to Section 6(b) of the Securities Act and was determined by multiplying the Proposed Maximum Aggregate Offering Price by ..0001267.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed by Offshore Logistics, Inc. (the “Company”) are incorporated by reference in the Registration Statement:

(a) The Company’s latest Annual Report on Form 10-K filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), which contains either directly or by incorporation by reference audited financial statements for the Company’s fiscal year ended March 31, 2003.

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in the preceding paragraph (a).

(c) The description of the Company’s Common Stock contained in the Registration Statement on Form 8-A filed under section 12 of the Securities Exchange Act of 1934.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the Registration Statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

As permitted by Section 145 of the Delaware General Corporation Law, Article 6 of the Company’s Bylaws provides that the Company shall indemnify its directors and officers, and may indemnify its employees and agents, to the fullest extent and in the manner set forth in and permitted by the Delaware General Corporation Law, and any other applicable law, as from time to time in effect.

Under the Delaware General Corporation Law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporations, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; except that no indemnification shall be made in any such action or suit brought by or in the right of the corporation in respect of certain claims, issues or matters as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

The Delaware General Corporation Law also provides for the advancement of expenses to persons eligible to be indemnified, and authorizes the Company to maintain certain policies of insurance to protect itself and any of its directors, officers or employees. The Company currently maintains liability insurance for its directors and officers for certain losses arising from claims made against them while acting in their capacities as directors or officers of the Company.

As permitted under Section 102(b)(7) of the Delaware General Corporation Law, the Company’s Certificate of Incorporation eliminates the personal liability of any director to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following exhibits are filed as part of this registration statement:

Exhibit No.	Description of Exhibit

4.1	Delaware Certificate of Incorporation of the Company (filed as Exhibit 3(10) to the Company’s Form 10-K for the fiscal year ended June 30, 1989), and incorporated herein by reference.

4.2	Agreement and Plan of Merger dated December 29, 1987 (filed as exhibit 3(11) to the Company’s Form 10-K for the fiscal year ended June 30, 1989), and incorporated herein by reference.

4.3	Certificate of Merger dated December 29, 1987 (filed as Exhibit 3(3) to the Company’s Form 10-K for the fiscal year ended June 30, 1990), and incorporated herein by reference.

4.4

Certificate of Correction of Certificate of Merger dated January 20, 1988 (filed as exhibit 3(4) to the Company’s Form 10-K for the fiscal year ended June 30, 1990), and incorporated herein by reference.

4.5

Certificate of Amendment of Certificate of Incorporation dated November 30, 1989 (filed as exhibit 3(5) to the Company’s Form 10-K for the fiscal year ended June 30, 1990), and incorporated herein by reference.

4.6	Certificate of Amendment of Certificate of Incorporation dated December 9, 1992 (filed as Exhibit 3 to the Company’s Form 8-K filed in December 1992), and incorporated herein by reference.

4.7	Form of Restricted Stock Agreement (filed as exhibit 4.9 to the Company’s Form S-8 filed December 12, 1994), and incorporated herein by reference.

4.8	Rights Agreement and Form of Rights Certificate (filed as Exhibit 4 to the Company’s Form 8A filed in February 1996), and incorporated herein by reference.

4.9	Amended and Restated By-laws of the Company (filed as Exhibit 3(7) to the Company’s Form 8-K filed in February 1996), and incorporated herein by reference.

4.10

Certificate of Designation of Series A Junior Participating Preferred Stock (filed as Exhibit 3(9) to the Company’s Form 10-K for the fiscal year ended June 30, 1996), and incorporated herein by reference.

4.11	First Amendment to Rights Agreement (filed as Exhibit 5 to the Company’s Form 8A-A filed in May 1997), and incorporated herein by reference.

4.12	Offshore Logistics, Inc. 2003 Nonqualified Stock Option Plan for Nonemployee Directors *

4.13	Form of 2003 Nonemployee Director Stock Option Agreement *

5.0	Opinion of Correro Fishman Haygood Phelps Walmsley & Casteix, L.L.P., as to the legality of the securities being registered hereby *

15.0	Letter from KPMG LLP re unaudited interim financial information*

23.1	Consent of Correro Fishman Haygood Phelps Walmsley & Casteix, L.L.P., (included in Exhibit 5.0) *

23.2	Consent of KPMG LLP*

24.0	Powers of Attorney (included on the signature page) *

*	Filed herewith

Item 9. Undertakings.

(a) The Company hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement:

Provided, however, that paragraph (a)(l)(i) and (a)(l)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to section 13 or section 15(d) of the Exchange Act, that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described in Item 6 hereof, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lafayette, Louisiana on May 13, 2004.

OFFSHORE LOGISTICS, INC.

By:	/s/ George M. Small
George M. Small
President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints George M. Small and H. Eddy Dupuis, and each of them individually and without the others, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or each of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ George M. Small George M. Small	President, Chief Executive Officer (Principal Executive Officer) and Director	May 13, 2004

/s/ H. Eddy Dupuis H. Eddy Dupuis	Secretary, Treasurer, Chief Financial Officer (Principal Financial and Accounting Officer)	May 13, 2004

/s/ Kenneth M. Jones Kenneth M. Jones	Chairman of the Board	May 13, 2004

/s/ Peter N. Buckley Peter N. Buckley	Director	May 13, 2004

/s/ Stephen J. Cannon Stephen J. Cannon	Director	May 13, 2004

/s/ Jonathan H. Cartwright Jonathan H. Cartwright	Director	May 13, 2004

/s/ David M. Johnson David M. Johnson	Director	May 13, 2004

/s/ Pierre H. Jungels Pierre H. Jungels	Director	May 13, 2004

/s/ Ken C. Tamblyn Ken C. Tamblyn	Director	May 13, 2004

/s/ Robert W. Waldrup Robert W. Waldrup	Director	May 13, 2004

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

4.1	Delaware Certificate of Incorporation of the Company (filed as Exhibit 3(10) to the Company’s Form 10-K for the fiscal year ended June 30, 1989), and incorporated herein by reference.

4.2	Agreement and Plan of Merger dated December 29, 1987 (filed as exhibit 3(11) to the Company’s Form 10-K for the fiscal year ended June 30, 1989), and incorporated herein by reference.

4.3	Certificate of Merger dated December 29, 1987 (filed as Exhibit 3(3) to the Company’s Form 10-K for the fiscal year ended June 30, 1990), and incorporated herein by reference.

4.4

Certificate of Correction of Certificate of Merger dated January 20, 1988 (filed as exhibit 3(4) to the Company’s Form 10-K for the fiscal year ended June 30, 1990), and incorporated herein by reference.

4.5

Certificate of Amendment of Certificate of Incorporation dated November 30, 1989 (filed as exhibit 3(5) to the Company’s Form 10-K for the fiscal year ended June 30, 1990), and incorporated herein by reference.

4.6	Certificate of Amendment of Certificate of Incorporation dated December 9, 1992 (filed as Exhibit 3 to the Company’s Form 8-K filed in December 1992), and incorporated herein by reference.

4.7	Form of Restricted Stock Agreement (filed as exhibit 4.9 to the Company’s Form S-8 filed December 12, 1994), and incorporated herein by reference.

4.8	Rights Agreement and Form of Rights Certificate (filed as Exhibit 4 to the Company’s Form 8A filed in February 1996), and incorporated herein by reference.

4.9	Amended and Restated By-laws of the Company (filed as Exhibit 3(7) to the Company’s Form 8-K filed in February 1996), and incorporated herein by reference.

Exhibit No.	Description of Exhibit

4.10

Certificate of Designation of Series A Junior Participating Preferred Stock (filed as Exhibit 3(9) to the Company’s Form 10-K for the fiscal year ended June 30, 1996), and incorporated herein by reference.

4.11	First Amendment to Rights Agreement (filed as Exhibit 5 to the Company’s Form 8A-A filed in May 1997), and incorporated herein by reference.

4.12	Offshore Logistics, Inc. 2003 Nonqualified Stock Option Plan for Nonemployee Directors *

4.13	Form of 2003 Nonemployee Director Stock Option Agreement *

5.0	Opinion of Correro Fishman Haygood Phelps Walmsley & Casteix, L.L.P., as to the legality of the securities being registered hereby *

15.0	Letter from KPMG LLP re unaudited interim financial information*

23.1	Consent of Correro Fishman Haygood Phelps Walmsley & Casteix, L.L.P., (included in Exhibit 5.0) *

23.2	Consent of KPMG LLP *

24.0	Powers of Attorney (included on the signature page) *

*	Filed herewith